FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            BOK FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

Oklahoma                                                        73-1373454
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification No.)


Bank of Oklahoma Tower, Tulsa, Oklahoma                              74172
(Address of Principal Executive Office)                          (Zip code)


             BOK Financial Corporation 2003 Executive Incentive Plan
                              (Full Title of Plan)


                                Tamara R. Wagman
                            Frederic Dorwart, Lawyers
                                  Old City Hall
                             124 East Fourth Street
                           Tulsa, Oklahoma 74103-5010
                     (Name and Address of agent for service)

                                 (918) 583-9922
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
--------------------------------------------------------------------------------
 Title of      Amount to     Proposed Maximum   Proposed Maximum   Amount
 Securities    be            offering price     aggregate          of
 to be         registered**  per unit*          offering price*    registration
 Registered                                                        fee*
_______________________________________________________________________________
 Common Stock,
 $0.00006 par  500,000       $37.46             $18,730,000        $1,515.26
 value


*Estimated pursuant to Rule 457(c).

**In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The documents containing the information required by Item 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the Securities Act). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                            BOK Financial Corporation
                                  P.O. Box 2300
                              Tulsa, Oklahoma 74192
                                 (918) 588-6000
                               Attn: Gregg Jaynes

                             www.bankofoklahoma.com

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     BOK Financial has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), effective August 13, 1991, and is currently subject to the informational requirements of the Exchange Act. BOK Financial has been subject to the reporting requirements of the Exchange Act since August 13, 1991, and, therefore, BOK Financial filed its first annual report on Form 10-K for the year ending December 31, 1991. The following documents have been filed with the Securities Exchange Commission ("Commission") by BOK Financial and are hereby incorporated by reference:

         - Annual Report on Form 10-K filed with the Commission on March 26,
           2003

         - 2003 Quarterly Report on Form 10-Q for the three months ended March 31, 2003 filed with the Commission on May 15, 2003

         - The Company's Current Report on Form 8-K filed January 23, 2003

         - The Company's Current Report on Form 8-K filed April 21, 2003

         - The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by BOK Financial pursuant to Section 13(a), 13(c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial Corporation provide BOK Financial Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial Corporation has purchased insurance against certain costs of indemnification of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.

         4.0      BOK Financial Corporation 2003 Executive Incentive Plan.

         5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid and non-assessable.

         23.0 Consent of Frederic Dorwart, Lawyers (included in the Opinion filed as Exhibit 5.0).

         23.1     Consent of Ernst & Young L.L.P.

         24.0     Power of Attorney.  See pages viii and ix.

         99.0 Annual Report on Form 10-K filed with the Commission on March 26, 2003 is incorporated herein by this reference.

         99.1 2003 Quarterly Report on Form 10-Q for the three months ended March 31, 2003 filed with the Commission on May 15, 2003 is incorporated herein by this reference.

         99.3 The description of BOK Financial's capital stock contained on page 2 in Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

               (iii)include any additionalh or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering for such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 24th day of June, 2003.

                                   BOK FINANCIAL CORPORATION

                               By: /s/ Stanley A. Lybarger
                                   ---------------------------------------------
                                   Stanley A. Lybarger, Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date

/s/ George B. Kaiser         Chairman of the Board              June 24, 2003
---------------------------
George B. Kaiser

/s/ Stanley A. Lybarger      President, Chief Executive Officer June 24, 2003
---------------------------
Stanley A. Lybarger          and Director

/s/ Steven E. Nell           Executive Vice President and       June 24, 2003
---------------------------
Steven E. Nell               Chief Financial Officer

/s/ John C. Morrow           Senior Vice President and Director ofJune 24, 2003
---------------------------
John C. Morrow               Financial Accounting and Reporting

/s/ C. Fred Ball, Jr.        Director                             June 24, 2003
---------------------------
C. Fred Ball, Jr.

/s/ Sharon J. Bell           Director                             June 24, 2003
---------------------------
Sharon J. Bell

/s/ Peter Boylan, III        Director                             June 24, 2003
---------------------------
Peter Boylan, III

/s/ Joseph E. Cappy          Director                             June 24, 2003
---------------------------
Joseph E. Cappy

                             Director                             June __, 2003
---------------------------
Paula Marshall Chapman

/s/ Luke R. Corbett          Director                             June 24, 2003
---------------------------
Luke R. Corbett

                             Director                             June __, 2003
---------------------------
William E. Durrett

/s/ James O. Goodwin         Director                             June 24, 2003
---------------------------
James O. Goodwin

/s/ Robert G. Greer          Director                             June 24, 2003
---------------------------
Robert G. Greer

/s/ David F. Griffin         Director                             June 25, 2003
---------------------------
David F. Griffin

/s/ V. Burns Hargis          Director                             June 24, 2003
---------------------------
V. Burns Hargis

/s/ E. Carey Joullian, IV    Director                             June 24, 2003
---------------------------
E. Carey Joullian, IV

/s/ David L. Kyle            Director                             June 24, 2003
---------------------------
David L. Kyle

/s/ Robert J. LaFortune      Director                             June 24, 2003
---------------------------
Robert J. LaFortune

/s/ Phillip C. Lauinger, Jr  Director                             June 24, 2003
---------------------------
Phillip C. Lauinger, Jr.

---------------------------  Director                             June __, 2003
John C. Lopez

/s/ Steven J. Malcolm        Director                             June 24, 2003
---------------------------
Steven J. Malcolm

                             Director                             June __, 2003
---------------------------
Frank A. McPherson

/s/ Steven E. Moore          Director                             June 26, 2003
---------------------------
Steven E. Moore

                             Director                             June __, 2003
---------------------------
Robert L. Parker

                             Director                             June __, 2003
---------------------------
James A. Robinson

/s/ L. Francis Rooney, III   Director                             June 24, 2003
---------------------------
L. Francis Rooney, III

                             Director                             June __, 2003
---------------------------
Scott F. Zarrow

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of June 24, 2003.

                       Independent Compensation Committee


                  By:  /s/ Joseph E. Cappy
                       -----------------------------------------------------
                       Joseph E. Cappy, Chairman

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes George B. Kaiser to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as Mr. Kaiser deems appropriate, and each such person hereby appoints George B. Kaiser as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Signature                             Title                           Date

/s/ George B. Kaiser         Chairman of the Board                June 24, 2003
---------------------------
George B. Kaiser

/s/ Stanley A. Lybarger      President, Chief Executive Officer   June 24, 2003
---------------------------
Stanley A. Lybarger          and Director

/s/ Steven E. Nell           Executive Vice President and         June 24, 2003
---------------------------
Steven E. Nell               Chief Financial Officer

/s/ John C. Morrow           Senior Vice President and Director   June 24, 2003
---------------------------
John C. Morrow               of Financial Accounting and Reporting

/s/ C. Fred Ball, Jr.        Director                             June 24, 2003
---------------------------
C. Fred Ball, Jr.

/s/ Sharon J. Bell           Director                             June 24, 2003
---------------------------
Sharon J. Bell

/s/ Peter Boylan, III        Director                             June 24, 2003
---------------------------
Peter Boylan, III

/s/ Joseph E. Cappy          Director                             June 24, 2003
---------------------------
Joseph E. Cappy

                             Director                             June __, 2003
---------------------------
Paula Marshall Chapman

/s/ Luke R. Corbett          Director                             June 24, 2003
---------------------------
Luke R. Corbett

                             Director                             June __, 2003
---------------------------
William E. Durrett

/s/ James O. Goodwin         Director                             June 24, 2003
---------------------------
James O. Goodwin

/s/ Robert G. Greer          Director                             June 24, 2003
---------------------------
Robert G. Greer

/s/ David F. Griffin         Director                             June 25, 2003
---------------------------
David F. Griffin

/s/ V. Burns Hargis          Director                             June 24, 2003
---------------------------
V. Burns Hargis

/s/ E. Carey Joullian, IV    Director                             June 24, 2003
---------------------------
E. Carey Joullian, IV

/s/ David L. Kyle            Director                             June 24, 2003
---------------------------
David L. Kyle

/s/ Robert J. LaFortune      Director                             June 24, 2003
---------------------------
Robert J. LaFortune

/s/ Phillip C. Lauinger, Jr  Director                             June 24, 2003
---------------------------
Phillip C. Lauinger, Jr.

---------------------------  Director                             June __, 2003
John C. Lopez

/s/ Steven J. Malcolm        Director                             June 24, 2003
---------------------------
Steven J. Malcolm

                             Director                             June __, 2003
---------------------------
Frank A. McPherson

/s/ Steven E. Moore          Director                             June 26, 2003
---------------------------
Steven E. Moore

                             Director                             June __, 2003
---------------------------
Robert L. Parker

                             Director                             June __, 2003
---------------------------
James A. Robinson

/s/ L. Francis Rooney, III   Director                             June 24, 2003
---------------------------
L. Francis Rooney, III

                             Director                             June __, 2003
---------------------------
Scott F. Zarrow

                                INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibits

4.0  BOK Financial Corporation 2003 Executive Incentive Plan

5.0 Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid, and non-assessable

23.0 Consent of Frederic Dorwart, Lawyers, (included in the opinion filed as Exhibit 5.0)

23.1 Consent of Ernst & Young LLP

24.0 Power of Attorney

                                   Exhibit 4.0

                            BOK FINANCIAL CORPORATION

                       INDEPENDENT COMPENSATION COMMITTEE

                          2003 EXECUTIVE INCENTIVE PLAN
               (FOR DIRECT REPORTS TO THE CHIEF EXECUTIVE OFFICER)


                                 March 25, 2003


Independent Compensation Committee. In December 2002, the Board of Directors of BOKF established an Independent Compensation Committee, consisting of five outside directors, to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162m of the Internal Revenue Code. The current members of the Committee are Messrs. Cappy, Kyle, Rooney, Robinson, and Corbett. The Independent Compensation Committee has developed a performance-based compensation plan for 2003 which is called the 2003 Executive Incentive Plan and is hereafter described.

Incentive Compensation Generally. The Company employs a wide range of incentive compensation for its employees. Except for performance-based compensation which is intended to comply with the requirements of Section 162m, such incentive compensation is administered by the Chief Executive Officer and senior management. The Independent Compensation Committee administers the Performance-Based Compensation Plan.

2003 BOKF Executive Incentive Plan. The 2003 BOKF Executive Incentive Plan consists of (i) annual incentive bonus and (ii) long term incentive compensation. Executives who report directly to the Chief Executive Officer and other officers designated by the Chief Executive Officer may participate in the Plan.

2003 Annual Incentive Bonus. The 2003 Annual Incentive Bonus will be determined as follows:

o    The target Annual Incentive Bonus will equal 40% of Base Annual Salary.

o A participant will earn the Annual Incentive Bonus based on a matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met.

o    The 2003 Annual Incentive Grid is as follows:

        Graph inserted here.  Data for graph is as follows:

        Actual vs. Goal         Incentive Payout
        ---------------         ----------------
        80%                     33%
        85%                     50%
        90%                     67%
        95%                     83%
        100%                    100%
        105%                    125%
        110%                    150%
        115%                    175%
        120%                    200%

2003 Long Term Incentive. The 2003 Long Term Incentive will be determined as follows:

o The target Long Term Incentive will be established by the Chairman of the Board and the Chief Executive Officer for each Plan participant, with approval of the Committee for that compensation intended to comply with
     Section 162m.

o A participant will earn long term incentive based on a matrix pursuant to which 25% of the targeted long term incentive compensation will be earned if the goal less five percentage points is met, 100% of the targeted long term incentive compensation will be earned if 100% of the goal is met, and 150% of the targeted long term compensation will be earned if the goal plus five percentage points is met.

o    The 2003 Long Term Incentive Grid is as follows: .

       Graph inserted here.  Data for graph is as follows:

        Performance Level       Percentage of
        Percentage Points       Incentive Base
        -----------------       --------------
        -5                      25%
        -4                      40%
        -3                      55%
        -2                      70%
        -1                      85%
        0                       100%
        1                       110%
        2                       120%
        3                       130%
        4                       140%
        5                       150%

2003 Performance-Based Compensation Measures. The measure against which each participant's performance will be based is the weighted average of (i) Company earnings per share measured against peer group earnings per share and (ii) business unit actual controllable value added measured against business unit planned controllable value added and attainment of individually established goals.

o By achieving 120% of the Annual Incentive Bonus measure, each participant will earn 200% the Annual Incentive Bonus. The 2003 Annual Incentive Bonus measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing two-year period determined as of the end of the year in respect of which the bonus is being paid.

o By achieving the Long Term Incentive measure plus five percentage points, each participant will earn 150% of the Long Term Incentive. The 2003 Long Term Incentive Measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing three-year period determined as of the second anniversary of the end of the year in respect of which the compensation is being paid and the planned business unit performance and any individually established goals.

o The Chief Executive Officer will assign the Company earnings and business unit weightings to participants on an individual basis. With respect to compensation intended to qualify under Section 162m, the Committee will approve the weightings and any individually established goals prior to March 31.

o Fifty percent of the Annual Incentive Bonus and fifty percent of the performance shares issued for Long Term Incentive Compensation, calculated on the foregoing basis, will be subject to downward adjustment at the discretion of the Independent Compensation Committee based upon recommendations of the Chief Executive Officer.

Payment of Long Term Incentive Compensation. Long Term Incentive Compensation will be paid by the award of options pursuant to the BOKF 2003 Stock Option Plan, by the issuance of performance shares, or by a combination of options and performance shares.

o Performance shares will be shares of BOKF Common Stock issued before March 15 of the year in respect of which the long term incentive compensation is being paid. Performance shares will vest only on the fifth anniversary of the last day of the year for which the shares are issued. If the employment of the Executive is terminated for any reason prior to such vesting the shares will be forfeited. The shares may not be sold for three years after the shares vest unless, following such sale, the Executive would own that number of shares of BOKF Common Stock provided for in any Executive Management BOKF Common Stock Ownership Guidelines which may be established from time to time by the Independent Compensation Committee. Additional performance shares will be issued, or performance shares will be forfeited, in accordance with the performance goals discussed above. No more than 30,000 performance shares may be issued in any year to a participant.

o Stock options will be options issued pursuant to the BOKF 2003 Stock Option Plan. The Options may not be exercised prior to the expiration of the three year performance period.

     o The Chief Executive will, prior to April 1, 2003 specify for each participant the percentage of the 2003 Long Term Incentive that will be paid by the award of options and the percentage that will be paid by the issuance of shares of BOKF Common Stock.

Peer Group of Banks. The Independent Compensation Committee will select the peer group of bank holding companies in accordance with the following guidelines.

o The peer group will include only publicly-traded United States bank holding companies (BHC's) as defined in SNL Securities Public Trading BHC Database.

o An equal number of BHC's above and below BOKF's asset size will be chosen. The BHC's should be no more than double BOKF's size and no less than half BOKF's asset size, provided the number of BHC's chosen for the peer group totals at least 26.

o Asset size means total assets at the end of the calendar year for which the compensation is being paid.

o The source for peer information will be SNL Securities Public Traded BHC Database that obtains information from public information, primarily through periodic SEC filings and company press releases. SNL Securities is a widely accepted database used in the industry for analytical purposes.

o The earnings per share (EPS) amounts extracted from the SNL database will be diluted EPS as defined by generally accepted accounting principles.

o Growth in peer group EPS will be calculated annually from source EPS data from the SNL database.

Determination of Performance-Based Compensation. The calculation of performance based compensation by the Independent Compensation Committee will be binding upon all participants provided only that the Independent Compensation Committee acts in good faith.

Time and Payment of Performance-Based Compensation. All performance-based compensation intended to comply with Section 162m must be certified by the Committee prior to payment. The Annual Incentive Bonus will be calculated and paid prior to March 15 of the year following the year for which the bonus is being paid. The Long Term Incentive will be calculated and additional options and shares issued or forfeited prior to March 15 following the second anniversary of the end of the calendar year for which the compensation is being paid.

Selected    Officers.    Selected   officers   will   be   paid    discretionary
performance-based compensation based upon achievement of individual objectives as determined by the Chief Executive Officer.

                                  Exhibit 5.0


June 25, 2003

BOK Financial Corporation
Bank of Oklahoma Tower
P.O. Box 2300 Tulsa, OK 74192


Re: BOK Financial Corporation SEC Registration Statement on Form S-8: BOK Financial Corporation (Trading Symbol "BOKF"): Shares of BOKF Common Stock to be Issued Pursuant to the BOK Financial Corporation 2003 Executive Incentive Plan.


Ladies and Gentleman:

     I have acted as counsel to BOK Financial Corporation ("BOKF") in connection with BOKF's Registration Statement on Form S-8 being filed on or about June 26, 2003 with the Securities and Exchange Commission which respect to the shares of Common Stock (the "Common Stock"), $0.00006 par value, of BOKF, authorized for issuance under the BOK Financial Corporation 2003 Executive Incentive Plan. I have reviewed BOKF's Registration Statement on Form S-8, BOKF's Certificate of Corporation, BOKF's By-laws, and such corporate proceedings of BOKF as I have deemed appropriate for purposes of rendering this opinion. In my opinion, upon issuance of the shares of Common Stock pursuant to the terms of the BOK Financial Corporation 2003 Executive Incentive Plan, such shares will be duly and validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                Sincerely,

                                            /s/ Frederic Dorwart

                                             Frederic Dorwart

                                      23.0

                      Consent of Frederic Dorwart, Lawyers

                  Included in the Opinion Filed as Exhibit 5.0

                                      23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the BOK Financial Corporation 2003 Executive Incentive Plan dated June 26, 2003, of our report dated January 22, 2003 with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Tulsa, Oklahoma
June 25, 2003

                                      24.0

                                POWER OF ATTORNEY

                             See pages vii and viii.